[Letterhead of Daszkal Bolton LLP]








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------


We consent to the use in this Registration Statement on Form SB-2 of our report dated February 4, 2005 relating to the consolidated financial statements of SLM Universal, Inc. for the year ended December 31, 2004, and to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/ Daszkal Bolton LLP

Daszkal Bolton, LLP
Boca Raton, Florida
January 3, 2006